UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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          INTERWOVEN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERWOVEN, INC.

803 11th Avenue
Sunnyvale, California 94089

May 2, 2005

To our stockholders:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Interwoven, Inc. to be held on Thursday, June 2, 2005, at 1:00 p.m. at our headquarters located at 803 11th Avenue, Sunnyvale, California.

     The matters on which we expect to act at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2004 Interwoven, Inc. Annual Report on Form 10-K, which includes our consolidated financial statements.

     Please use this opportunity to take part in Interwoven’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING TO ENSURE YOUR REPRESENTATION AT THE MEETING. Your right to attend the meeting and to vote your shares in person is not forfeited by returning the proxy card.

     We look forward to seeing you at the meeting.

Sincerely,

Martin W. Brauns
President, Chief Executive Officer and
Chairman of the Board of Directors

803 11th Avenue
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2005

To our stockholders:

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Interwoven, Inc. will be held on Thursday, June 2, 2005, at 1:00 p.m. at our headquarters located at 803 11th Avenue, Sunnyvale, California.

     At the meeting, you will be asked to consider and vote upon the following matters:

1.	The election of two Class III directors, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal. At the meeting, we intend to present the following nominees for election as Class III directors:

•	Ronald E. F. Codd

•	Bob L. Corey

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2005.

     In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on April 15, 2005 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

By Order of the Board of Directors,

John E. Calonico, Jr.
Secretary

Sunnyvale, California

May 2, 2005

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the enclosed proxy to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NUMBER 1. ELECTION OF DIRECTORS
PROPOSAL NUMBER 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
OTHER MATTERS

INTERWOVEN, INC.

803 11th Avenue
Sunnyvale, California 94089

PROXY STATEMENT

May 2, 2005

I.	INFORMATION ABOUT SOLICITATION AND VOTING

     Our Board of Directors is soliciting your proxy for the 2005 Annual Meeting of Stockholders of Interwoven, Inc. The meeting will be held on Thursday, June 2, 2005, at 1:00 p.m. at our headquarters located at 803 11th Avenue, Sunnyvale, California.

     This Proxy Statement contains information related to proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information. Please read it carefully.

     All proxies will be voted in accordance with the instructions specified on the proxy card. If no choice is specified, the proxies will be voted in favor of the board nominees and the proposal described in the attached Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 6, 2005 to stockholders entitled to vote at the meeting.

     We will pay the costs of soliciting proxies from stockholders and will reimburse our transfer agent, American Stock Transfer & Trust Company, for its out-of-pocket expenses in assisting in the solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

II.	QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:	Our Board of Directors set April 15, 2005 as the record date for the meeting. All stockholders who owned our common stock at the close of trading on April 15, 2005 may attend and vote at the meeting. Each of these stockholders is entitled to one vote for each share held on all matters to be voted on at the meeting. On April 15, 2005, there were 41,305,866 shares of our common stock outstanding.

Q:	How many votes do you need to hold the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card.

Both abstentions and broker non-votes (described below) are counted as present for the purpose of determining the presence of a quorum.

Q:	What are broker non-votes and how do they affect the voting results?

A:	Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner, and the broker lacks discretionary voting power to vote such shares. Brokers have discretionary authority under New York Stock Exchange rules to vote such shares for or against certain “routine” matters, including all of the proposals to be voted on at the meeting. If a broker votes shares with respect to which the beneficial owner has not voted for or against a proposal presented in this Proxy Statement, the broker’s votes are taken into account in determining the outcome of that proposal.

Q:	What shares that I own can be voted?

A:	You may vote all shares you owned as of the close of business on April 15, 2005, the record date for the meeting. You may have held these shares directly in your name as the stockholder of record, or the shares may have been held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled for a vote at the meeting. They are:

•	Proposal No. 1: To elect two Class III directors to the Board of Directors, each to serve for a term of three years or until his successor has been duly elected and qualified or until his earlier resignation or removal.

•	Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. However, we are not aware of any other business that will be considered and voted upon at the meeting or any adjournment or postponement thereof.

Q:	What is Interwoven’s voting recommendation?

A:	The Board of Directors recommends that you vote your shares “FOR” each of the board nominees and “FOR” the appointment of KPMG LLP as our independent registered public accountants for 2005.

Q:	What is the vote requirement to approve each of the proposals?

A:	For the election of directors under the first proposal, the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both nominees or “WITHHOLD” your vote with respect to one or both nominees. If you sign your proxy card with no additional instructions, your shares will be counted as a “FOR” vote for each director nominee.

The second proposal requires the affirmative “FOR” vote by a majority of those shares present and entitled to vote at the meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on Proposal No. 2. If you abstain from voting on Proposal No. 2, it will have no effect on the outcome of the vote. If you sign your proxy card with no additional instructions, your shares will be voted “FOR” Proposal No. 2.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote this way, please bring the enclosed proxy card and proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or other nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or other nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker, bank or other nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or other nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, by delivering a written notice of revocation to our Secretary stating that the proxy is revoked or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares and that your broker, bank or other nominee is not voting the shares at the meeting.

Q:	Who tabulates the results of the meeting and when will the results be announced?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2005. Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company, a representative of which has been appointed as the Inspector of Elections for the meeting.

*****

Assumptions

     Unless otherwise indicated, all stock amounts contained in this Proxy Statement reflect all stock splits effected prior to the date of the Proxy Statement.

PROPOSAL NUMBER 1.

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2006 and 2007, respectively. The Board of Directors proposes that each of the two Class III nominees named below, both of whom are currently serving as directors, be re-elected as a Class III director for a three-year term expiring at the 2008 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Shares represented by the accompanying proxy will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

     The nominees, and their ages, occupations and length of board service as of March 31, 2005, are:

Name of Director	Age	Principal Occupation	Director Since

Ronald E. F. Codd (1)	49	Independent Business Consultant	July 1999

Bob L. Corey (1)	53	Executive Vice President and Chief Financial Officer, Thor Technologies, Inc.	November 2003

(1)	Member of the Audit Committee

     Ronald E. F. Codd has been an independent business consultant since May 2002. From 1999 to April 2002, he served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., a software company, and from 1991 to 1998 he served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise software developer that was acquired by Oracle Corporation in January 2005. Mr. Codd also serves on the board of directors of Adept Technology, Inc., a robotics manufacturer, and Agile Software, Inc., an enterprise software company. Mr. Codd holds a Bachelor of Science in accounting from the University of California at Berkeley and a Master of Management from the J. L. Kellogg Graduate School of Management (Northwestern University).

     Bob L. Corey has served as Executive Vice President and Chief Financial Officer of Thor Technologies, Inc., a provider of enterprise provisioning software, since May 2003. Prior to joining Thor Technologies, Inc., Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August 2002. Mr. Corey was Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services until it was acquired by Sun Microsystems, Inc. in October 1999. Following the acquisition of Forte, Mr. Corey served as the Chief Financial Officer of Forte, a division of Sun Microsystems, Inc., until April 2000. Mr. Corey also serves on the board of directors of Extreme Networks, Inc., a provider of applications and services infrastructure. Mr. Corey holds a Bachelor of Administration with a concentration in accounting from California State University at Fullerton.

Continuing Directors

Name of Director	Age	Principal Occupation	Director Since

Class I Directors:

Martin W. Brauns	45	Chairman, President and Chief Executive Officer, Interwoven, Inc.	March 1998

Anthony Zingale (3)	49	President and Chief Operating Officer, Mercury Interactive Corporation	April 2000

Class II Directors:

Frank J. Fanzilli, Jr.* (1) (2) (3)	48	Independent Business Consultant	July 2002

Thomas L. Thomas (2)	55	Independent Business Consultant	February 2004

*	Lead Independent Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

     Martin W. Brauns has served as our Chairman since January 2002 and as our President and Chief Executive Officer since April 2003. He served as our President from March 1998 to January 2002, and as our Chief Executive Officer from March 1998 to July 2002. Mr. Brauns holds a Bachelor of Science in international business and a Master of Business Administration from San Jose State University.

     Frank J. Fanzilli, Jr. has served as our Lead Independent Director since January 2005 and he has been an independent business consultant since July 2002. From 1985 to June 2002, Mr. Fanzilli served in various positions in Information Technology at Credit Suisse First Boston, an investment bank, including most recently as Managing Director and Global Chief Information Officer. Mr. Fanzilli holds a Bachelor of Science in management from Fairfield University and a Master of Business Administration in finance from New York University.

     Thomas L. Thomas has been a Management Consultant to the CEO of Global eXchange Services, Inc., a provider of transaction management infrastructure products and services, since February 2004. From December 2000 to February 2004, he was Chairman, Chief Executive Officer of HAHT Commerce, Inc., a developer of business-to-business software applications that was acquired by Global eXchange Services, Inc. in February 2004. From February 2000 through November 2000, Mr. Thomas was the Chief Executive Officer and President of Ajuba Solutions, Inc., a developer of XML solutions that was acquired by Interwoven in November 2000. From December 1998 to January 2000 he was Chairman, Chief Executive Officer of The Vantive Corporation, a global enterprise software company specializing in customer relationship management software, acquired by PeopleSoft, Inc. in December 2000. Mr. Thomas also serves on the board of directors of Iteris Holdings, Inc., an infrastructure security and control company. Mr. Thomas holds a Bachelor of Science in commerce from Bellarmine University.

     Anthony Zingale has been President and Chief Operating Officer of Mercury Interactive Corporation, a provider of business technology optimization solutions, since December 2004. Mr. Zingale served as President and Chief Executive Officer of Clarify, Inc., a supplier of front-office software and service solutions, from March 1998 until it was acquired by Nortel Networks, a telecommunications equipment company, in March 2000. Following the acquisition of Clarify, Mr. Zingale served as President of the eBusiness Solutions Group of Nortel Networks until he retired in April 2001. He also serves on the board of directors of Mercury Interactive Corporation. Mr. Zingale holds a Bachelor of Science in electrical and computer engineering and a Bachelor of Arts in business administration from the University of Cincinnati.

     There are no family relationships among any of our directors or officers.

Board of Directors Committees and Meetings

Corporate Governance

     The Board of Directors is committed to, and for many years has adhered to, sound and effective corporate governance practices. The Board of Directors is also committed to exercising its responsibilities to oversee our business and affairs consistent with the highest principles of business ethics. Reflecting these commitments, during the past year, as well as in prior years, the Board of Directors and management have periodically reviewed and updated our corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

     The Board of Directors reviews current best practices of similarly situated public companies and, from time to time, modifies our governance practices, with the goal of aligning the interests of directors and management with those of our stockholders. For instance, earlier this year, we established a lead director among our independent directors, appointing Mr. Fanzilli to the position. We have in place a variety of policies and practices to promote good corporate governance. These policies and practices include, but are not limited to, the following:

•	A majority of the members of the Board of Directors are independent.

•	The Board of Directors has designated a Lead Independent Director who, among other duties, is responsible for presiding over executive sessions of independent directors.

•	The Audit, Compensation, and Nominating and Governance Committees consist solely of independent directors.

•	Independent directors meet without the presence of non-independent directors at regularly scheduled times and from time to time as deemed necessary or appropriate.

•	The Board of Directors conducts an annual self-evaluation of the functioning of the Board of Directors and its committees.

•	Disclosure control policies and procedures are maintained in accordance with the requirements of the Sarbanes-Oxley Act of 2002.

•	Procedures and guidelines governing securities trades by our personnel are maintained, including quarterly trading blackouts applicable to all our employees.

•	The compensation of our executive officers is determined by the Compensation Committee, and our Chief Executive Officer is excluded from meetings in which his or her compensation is voted on or deliberated.

     We have also established and review annually charters for each standing committee of the Board of Directors and a Code of Conduct and Business Ethics applicable to our officers, directors and employees, including our Chief Executive Officer and our Chief Financial Officer, in discharging their work-related responsibilities. Charters for each standing committees of the Board of Directors and the Code of Conduct and Business Ethics is available at our corporate website, http://www.interwoven.com/company/investors/corp_governance.html.

     We have also established a confidential hotline through which employees may report concerns about our business practices. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints we receive regarding accounting, internal account controls or auditing matters. These procedures are available at our corporate website, http://www.interwoven.com/company/investors/corp_governance.html.

Independence of Directors.

     The Board of Directors has adopted a standard for evaluating the independence of the members of the Board of Directors that complies with the “independent director” requirements of current listing standards of The NASDAQ Stock Market, Inc.; the “outside director” requirements of the regulations under Section 162(m) of the Internal Revenue Code; and the “non-employee director” requirements under Rule 16b-3 of the Securities Exchange Act of

1934. The Board of Directors has determined that each of our directors is an independent director, other than Mr. Brauns, who serves as our President, Chief Executive Officer and Chairman of the Board of Directors. All members of our standing committees are independent directors.

Committees of the Board of Directors.

     The standing committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee.

     Audit Committee. The Audit Committee of the Board of Directors oversees our financial reporting process pursuant to a written charter. The Audit Committee performs several functions: it selects and engages our independent registered public accounting firm; reviews the scope and results of the examination of our consolidated financial statements by our independent registered public accounting firm; reviews with the independent registered public accounting firm and management our quarterly and annual consolidated financial statements and independent registered public accountants’ opinion; approves all professional services and related fees performed by the independent registered public accounting firm; and periodically reviews our accounting policies and internal accounting and financial controls. The current members of the Audit Committee are Messrs. Codd, Corey and Fanzilli. Mr. Corey serves as the chairman of the Audit Committee.

     Each member of the Audit Committee qualifies as an “independent director” under NASD Marketplace Rule 4200(a)(15) and meets the other general audit committee composition requirements of NASD Marketplace Rule 4350(d)(2)(A). In addition, the Board of Directors has determined that Mr. Codd and Mr. Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meet the financial sophistication requirement of The NASDAQ Stock Market, Inc.

     Compensation Committee. The Compensation Committee considers and approves compensation for our employees and officers, including our Chief Executive Officer, grants (or delegates authority to grant to employees who are not officers) options and stock awards under our employee benefit plans, and reviews and recommends adoption of and amendments to stock option and employee benefit plans, pursuant to a written charter. The current members of the Compensation Committee are Mr. Fanzilli and Mr. Thomas. Mr. Fanzilli serves as the chairman of the Compensation Committee. Mr. Codd and Mr. Zingale also served as members of the Compensation Committee during 2004.

     Nominating and Governance Committee. The Nominating and Governance Committee identifies, considers and nominates candidates for membership to the Board of Directors and handle various corporate governance matters, including assisting management in developing and administering a code of conduct and business ethics, pursuant to a written charter available on our website at http://www.interwoven.com/company/investors/corp_governance.html. The current members of the Nominating and Governance Committee are Mr. Fanzilli and Mr. Zingale.

Meetings and Attendance.

     During 2004, the Board of Directors met eight times, including telephonic meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings and the Nominating and Governance Committee held one meeting. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served during the period such director served. Our policy is to invite and encourage each member of the Board of Directors to attend our annual meetings of stockholders. All of our directors attended our 2004 Annual Meeting of Stockholders.

Nominations Process and Director Qualifications

     The goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. To this end, the Committee uses a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board of Directors, the qualification of each member, the composition of the Board of Directors generally and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board of Directors, stockholders or other persons. In addition, the Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below under “Stockholder Proposals to be Presented at Next Annual Meeting.” The Committee seeks to achieve a balance of knowledge and experience on our Board of Directors. Accordingly, the Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. In addition, the Committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.

Communications with Directors

     A stockholder can contact the Board of Directors or specific members of the Board of Directors by writing to Board of Directors, c/o Allan D. Smirni, Vice President and General Counsel, Interwoven, Inc., 803 11th Avenue, Sunnyvale, California 94089, and, if appropriate, noting the name of the intended recipient. The General Counsel will forward all of these communications directly to the director(s). Our independent directors review and approve our stockholder communications process periodically to ensure effective communications with stockholders.

Director Compensation

     Cash Compensation. Each non-employee director receives an annual retainer of $20,000 for attendance and participation in regular meetings and committee meetings of the Board of Directors. Our Lead Independent Director is paid an additional $2,500 per quarter for his or her services in that capacity. In addition, we reimburse reasonable travel and related expenses incurred by non-employee directors in connection with their attendance at meetings of the Board of Directors and its committees.

     Option Grants. Under the 1999 Equity Incentive Plan, each non-employee director is automatically granted an option to purchase 10,000 shares of common stock under this plan when first becoming a member of the Board of Directors. Subsequently, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock following each annual meeting of stockholders if the director has served continuously as a member of the Board of Directors for at least one year. Each option granted to a director under the 1999 Equity Incentive Plan has a ten-year term and terminates three months following the date the director ceases to be one of our directors or consultants, 12 months afterwards if termination is due to death or disability. All such options are fully vested and immediately exercisable as of the date of grant.

     Other Benefits. Each non-employee director is eligible and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants. Benefit payments for our directors in 2004 were: $15,354 for each of Mr. Thomas, Mr. Zingale and Mr. Codd, $14,761 for Mr. Fanzilli and $10,630 for Mr. Corey.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NUMBER 2.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee selected KPMG LLP as our independent registered public accounting firm for 2005 and has further directed that management submit the selection of KPMG LLP for ratification by stockholders at the meeting. KPMG LLP has been engaged as our independent registered public accountants since April 2001. A representative of KPMG LLP is expected to be present at the meeting. The representative will have an opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

     Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

Principal Auditor Fees and Services

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Interwoven’s consolidated financial statements for years ended December 31, 2004 and 2003, and fees billed for other services rendered by KPMG LLP.

	Year Ended
	December 31,
	2004	2003
Audit fees	$622,453	$485,422
Audit-related fees	177,565	173,635
Tax fees	19,522	4,406

	$819,540	$633,463

     Fees for audit services include fees associated with the annual financial statement audit, the reviews of Quarterly Reports on Form 10-Q, certain statutory audits required internationally and, in 2004, the audit of internal controls over financial reporting. Audit-related fees principally include auditing and audit consultation services in connection with acquisitions. Tax fees consist of fees for professional services for tax preparation and compliance for our subsidiaries in Europe.

Audit Committee Pre-Approval Policy

     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 31, 2005, with respect to the beneficial ownership of our common stock by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

     Except as otherwise indicated, the address of each beneficial owner is c/o Interwoven, Inc., 803 11th Avenue, Sunnyvale, California 94089.

     The percentage of shares beneficially owned is based on 41,303,824 shares of common stock outstanding as of March 31, 2005. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2005 are deemed to be outstanding for the purposes of calculating the amount of beneficial ownership of that person, and for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

			Shares Issuable Under
	Amount of Beneficial		Options Exercisable
Name and Address of Beneficial Owner	Ownership (1)		Within 60 Days	Aggregate Percentage
David A. Rocker(2)
45 Rockefeller Plaza, Suite 1759
New York, New York 10111	3,691,997		—	8.9%
FMR Corp.(2)
82 Devonshire Street
Boston, MA 02109	3,126,150		—	7.6
Martin W. Brauns	1,835,415	(3)	1,041,740	4.3
Rafiq R. Mohammadi	785,302		169,967	1.9
John E. Calonico, Jr.	264,419		259,393	*
Scipio M. Carnecchia	106,855		103,723	*
John J. Bara	92,824		90,189	*
Steven J. Martello	88,778		88,778	*
Anthony Zingale	55,056		50,000	*
Ronald E. F. Codd	43,027		40,500	*
Bob L. Corey	36,898		36,898	*
Thomas L. Thomas	33,634		10,000	*
Frank J. Fanzilli, Jr.	30,000		30,000	*

All 11 directors and executive officers as a group	2,586,906		1,751,221	6.0

*	Less than 1%

(1)	Includes shares over which the person currently holds or shares voting or investment power. Also includes shares listed under “Shares Issuable Under Options Exercisable Within 60 Days.”

(2)	Number of shares beneficially owned is determined solely from information reported on Schedule 13G on February 14, 2005.

(3)	Includes 792,393 shares held of record by Martin W. Brauns and Margaret R. Brauns, trustees U/D/T 1/9/95. Mr. Brauns was appointed Chief Executive Officer in April 2003.

     Our Procedures and Guidelines Governing Security Trades by Company Personnel permits our officers, directors and other employees to enter into written trading plans for pre-determined sales of specified amounts of our shares. Insiders may adopt such plans when they are not in possession of material inside information. Mr. Brauns, our Chairman, President and Chief Executive Officer, and Rafiq R. Mohammadi, our Chief Technology Officer, have entered into Rule 10b5-1 trading plans. Mr. Brauns may sell up to 70,000 shares each quarter subject to a minimum sale price and the terms of his plan. Mr. Mohammadi may sell up to 75,000 shares each quarter subject to a minimum sale price and the terms of his plan.

Executive Officers

     Our executive officers, their ages and backgrounds as of March 31, 2005 are:

     Martin W. Brauns, age 45, has served as Chairman of the Board of Directors since January 2002 and as our President and Chief Executive Officer since April 2003. His biographical information is included above under “Proposal Number 1. Election of Directors — Continuing Directors.”

     John J. Bara, age 41, has served as our Senior Vice President of Marketing since April 2003. From December 2001 through March 2003, he served as our Vice President of Marketing. Prior to joining Interwoven, from January 2000 to June 2001, Mr. Bara was Senior Vice President of Marketing for NetLens-Nextpage, Inc. From August 1996 to January 2000, Mr. Bara served as Vice President of Marketing for Genesys Telecom Labs, Inc. Mr. Bara holds a Bachelor of Arts degree in economics from Oberlin College and a Master of Business Administration degree from Harvard Business School.

     John E. Calonico, Jr., age 48, has served as our Chief Financial Officer, Senior Vice President, Finance and Secretary since March 2004. From November 2003 until March 2004, he served as our Senior Vice President, Finance. From January 2002 until November 2003, he served as Chief Financial Officer and Secretary of iManage, Inc., a collaborative document management software company acquired by Interwoven in November 2003. From March 2000 to December 2001, Mr. Calonico served as Chief Financial Officer of Blue Martini Software, Inc., a developer of customer relationship management software. From February 1999 to February 2000, Mr. Calonico served as Vice President and Chief Financial Officer of GlobalCenter, Inc., a provider of web hosting services. From November 1997 to January 1999, Mr. Calonico served as Vice President of Finance for BEA Systems, Inc., a provider of application infrastructure software. From April 1990 to November 1997, Mr. Calonico held various management positions including Vice President of Finance at Autodesk, Inc., a provider of design and digital content software.

     Scipio M. Carnecchia, age 42, has served as our Senior Vice President of Worldwide Sales since July 2003. From July 2002 through June 2003, he served as our Vice President of Sales, and from March 2001 to June 2002, he was our Vice President of Alliances. From March 2000 to February 2001, Mr. Carnecchia was Vice President of Global Sales for Xoriant Corporation, an IT services and consulting company. Mr. Carnecchia holds a Bachelor of Engineering in electrical engineering and computer science from Stevens Institute of Technology.

     Steven J. Martello, age 55, has served as our Senior Vice President of Client Services since joining Interwoven in April 2002. Prior to joining Interwoven, from November 1999 to April 2002, Mr. Martello served as the Vice President of Delivery Services of Scient Corporation, an e-business solutions and services company. Mr. Martello holds a Bachelor of Science from the State University of New York at Albany, a Master of Science in educational psychology from the State University of New York at Albany and a Master of Science in computer science from Union College.

     David Nelson-Gal, age 45, has served as our Senior Vice President of Engineering since joining Interwoven in September 2004. Prior to joining Interwoven, from 1991 to August 2004, Mr. Nelson-Gal served in various roles at Sun Microsystems, Inc., a provider of Internet-related hardware, software and services, most recently as a Vice President of Engineering in its Software Division. Mr. Nelson-Gal holds a Bachelor of Science in computer science and a Master of Science in computer science from University of Michigan.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation awarded, earned or paid for services rendered in all capacities to Interwoven, Inc. and its subsidiaries during each of 2004, 2003 and 2002 to our Chief Executive Officer, the four other most highly compensated executive officers who were serving as executive officers at the end of 2004 and an additional individual for whom disclosure would have been required had he continued serving as an executive officer through December 31, 2004 (collectively, the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

					Long Term
					Compensation
					Awards
					Securities
Named Executive Officer and					Underlying	All Other
Principal Position	Year	Salary	Bonus		Options	Compensation
Martin W. Brauns(1)	2004	$350,000	$289,800		—	$360	(2)
President, Chief Executive	2003	262,500	155,250		1,000,000	360
Officer and Chairman	2002	264,430	—		125,000	360

John J. Bara	2004	$202,500	$101,600		150,000	252	(2)
Senior Vice President of	2003	177,500	46,800		15,000	240
Marketing	2002	170,000	26,500		22,500	220

John E. Calonico, Jr.	2004	$210,000	$156,600	(3)	—	264	(2)
Senior Vice President and	2003	28,462	41,600		47,500	33
Chief Financial Officer	2002	—	—		—	—

Scipio M. Carnecchia	2004	$187,500	$258,998		115,000	240	(2)
Senior Vice President of	2003	162,500	226,577		50,000	210
Worldwide Sales	2002	150,000	181,200		—	200

Steven J. Martello	2004	$225,000	$130,659		130,000	270	(2)
Senior Vice President of	2003	225,000	52,000		25,000	270
Consulting Services	2002	155,965	52,482		50,000	185

Rafiq R. Mohammadi(4)	2004	$200,000	$141,600	(3)	80,000	240	(2)
Chief Technology Officer	2003	26,112	41,600		32,500	25
	2002	—	—		—	—

(1)	Mr. Brauns served as Chief Executive Officer until July 2002. He reassumed the role as our President and Chief Executive Officer in March 2003.

(2)	Represents life insurance premium payments.

(3)	Mr. Calonico and Mr. Mohammadi joined Interwoven, Inc. in November 2003 in connection with the merger with iManage, Inc. The bonus reflected in 2003 for Mr. Calonico and Mr. Mohammadi relates to amounts due under the iManage Incentive Compensation Plan which we paid following the merger. Mr. Calonico and Mr. Mohammadi each received a $50,000 retention bonus in 2004 associated with their employment with Interwoven, Inc.

(4)	Mr. Mohammadi ceased serving as an executive officer in October 2004. He currently serves as our Chief Technology Officer.

     In addition to the foregoing, each Named Executive Officer is eligible and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants.

Option Grants in 2004

     The following tables show for 2004 certain information regarding stock options granted to, exercised by and held at year-end by each of the Named Executive Officers.

     In accordance with the rules of the Securities and Exchange Commission, the potential realizable value is calculated based on the ten-year term of the stock option and the market value at the time of grant. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

     Percentages shown under “Percentage of Total Options Granted to Employees in 2004” are based on an aggregate of 3,818,714 stock options granted to our employees, directors and executive officers under our stock option plans during the year ended December 31, 2004.

	Number of Securities	Percentage of Total			Potential Realizable Value at Assumed
	Underlying	Options Granted to			Annual Rates of Stock Price Appreciation
	Options	Employees in	Exercise Price	Expiration	for Option Term
Named Executive Officer	Granted	2004	Per Share	Date	5%	10%
Martin W. Brauns	—	—	$—		$—	$—

John J. Bara	90,000	2.4%	13.72	1/30/2014	776,559	1,967,953
	60,000	1.6%	8.83	6/22/2014	333,188	844,365

John E. Calonico, Jr.	—	—	—		—	—

Scipio M. Carnecchia	65,000	1.7%	13.72	1/30/2014	560,848	1,421,300
	50,000	1.3%	8.83	6/22/2014	277,657	703,637

Steven J. Martello	80,000	2.1%	13.72	1/30/2014	690,275	1,749,292
	50,000	1.3%	8.83	6/22/2014	277,657	703,637

Rafiq R. Mohammadi	80,000	2.1%	13.72	1/30/2004	690,275	1,749,292

Aggregated Option Exercises During 2004 and Option Values at December 31, 2004

     The following table presents the aggregate stock option exercises during 2004 and the number and value of securities underlying unexercised stock options that are held by each of the Named Executive Officers as of December 31, 2004.

     Amounts shown under the columns “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at Year End” are based on a price of $10.88 per share, which was the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2004, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

					Value of Unexercised
	Shares		Number of Securities Underlying		In-the-Money Options
	Acquired on	Value	Unexercised Options at Year-End		at Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Martin W. Brauns	—	$—	941,146	583,854	$1,177,500	$412,500
John J. Bara	—	—	68,010	146,990	43,425	144,975
John E. Calonico, Jr.	—	—	241,993	115,444	525,517	219,730
Scipio M. Carnecchia	—	—	81,587	140,914	77,264	176,636
Steven J. Martello	—	—	67,619	137,381	48,834	144,666
Rafiq R. Mohammadi	—	—	156,325	87,675	664,720	14,143

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     Martin W. Brauns. Mr. Brauns’s annual salary was increased to $400,000 and his on-target incentive pay was increased to $350,000 by the Compensation Committee effective January 1, 2005. All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. Also, we have previously agreed that the terms of Mr. Brauns’ February 1998 employment agreement continue to apply in certain respects. Among the terms that continue to apply, if Mr. Brauns’ employment is terminated by us for cause or if he voluntarily elects to terminate his employment, we are obligated to pay his salary, any unpaid bonuses and other benefits through the date of his termination. In addition, if his employment is terminated by us without cause of if he terminates his employment under some circumstances, we are obligated to pay his benefits through the date of his termination, any unpaid bonuses and his salary for up to 12 additional months after such date, unless Mr. Brauns is employed full-time by another employer. Mr. Brauns holds stock options that will immediately vest as to 100% of the number of any unvested shares subject to such options in connection with a change in control of the Company. As of December 31, 2004, 271,354 unvested shares, with a weighted average exercise price of $18.68 per share, were subject to stock options containing this acceleration benefit. Mr. Brauns’ employment is “at will” and may be terminated at any time, with or without formal cause.

     John J. Bara. Mr. Bara’s current base annual salary is $210,000 and his 2005 on-target incentive pay is $100,000. All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. Mr. Bara’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Bara holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination of his employment without cause. As of December 31, 2004, 78,343 unvested shares, with a weighted average exercise price of $12.99 per share, were subject to stock options containing this benefit.

     John E. Calonico, Jr. Mr. Calonico’s current base annual salary is $220,000 and his 2005 on-target incentive pay is $100,000. In addition, All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. Mr. Calonico’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Calonico holds stock options that will immediately vest as to 100% or 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination (without cause) or constructive termination of his employment within 12 months following the change in control. As of December 31, 2004, 24,905 and 55,904 unvested shares, with a weighted average exercise price of $4.10 and $10.66 per share, were subject to stock options containing these 100% and 50% acceleration benefits.

     Scipio M. Carnecchia. Mr. Carnecchia’s current base annual salary is $200,000 and his 2005 on-target incentive pay is $275,000. The amount of incentive pay that Mr. Carnecchia may be paid consists of commissions for software license bookings and professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for software license bookings and professional services revenue, and quarterly goals for that revenue less the cost of the sales organization to attain that revenue. Mr. Carnecchia’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Carnecchia holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination of his employment without cause. As of December 31, 2004, 64,845 unvested shares, with a weighted average exercise price of $12.12 per share, were subject to stock options containing this benefit.

     Steven J. Martello. Mr. Martello’s current base annual salary is $225,000 and his 2005 on-target incentive pay is $125,000. Of this incentive pay, $25,000 is determined under the 2005 Executive Officer Incentive Bonus Plan; the balance consists of commissions on revenue from professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for professional services revenue, and quarterly goals for that revenue less the cost to provide the professional services. Mr. Martello’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Martello holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination of his employment without cause. As of December 31, 2004, 76,964 unvested shares, with a weighted average exercise price of $12.45 per share, were subject to stock options containing this benefit.

     Rafiq R. Mohammadi. Mr. Mohammadi’s current base annual salary is $200,000 and his 2005 on-target incentive pay is $100,000. All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. Although we continue to employ Mr. Mohammadi, he ceased serving as an executive officer in October 2004. Mr. Mohammadi’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Mohammadi holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination (without cause) or constructive termination of his employment within 12 months following the change in control. As of December 31, 2004, 63,977 unvested shares, with a weighted average exercise price of $13.40 per share, were subject to stock options containing this benefit.

     2005 Executive Officer Incentive Bonus Plan. This plan provides incentives to designated officers to assist us in achieving revenue and pro forma operating income targets for the year ending December 31, 2005, and for each calendar quarter of 2005. Plan participants are eligible to receive up to four quarterly bonuses and one annual bonus. Each target bonus payment is an amount equal to 20% of the participant’s target bonus amount for the year; the actual bonus payment is the target bonus payment multiplied by a percentage (which may be less than or more than 100%) that depends upon achievement of corporate targets. Corporate targets that influence executive bonuses under this plan are expressed in terms of total revenue and pro forma operating income. The specific revenue and pro forma operating income targets are not public information. These corporate targets are given equal weight in determining actual bonus payments. The Compensation Committee has the discretion to adjust quarterly or annual bonus amounts under the plan based on a recommendation by our Chief Executive Officer after review of a participant’s performance.

EQUITY COMPENSATION PLAN INFORMATION

     We maintain the 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan, each of which was approved by our stockholders, and the 2000 Stock Incentive Plan and 2003 Acquisition Plan, which were not subject to stockholder approval. The following table presents information as of December 31, 2004 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
			Number of securities
			remaining available for
	Number of securities to be		future issuance under
	issued upon exercise	Weighted-average exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders (1)	8,342,893	$19.90	1,106,339	(2)
Equity compensation plans not approved by security holders	2,524,521	$22.81	1,009,527

Total	10,867,414	$20.58	2,115,866

(1)	Excludes purchase rights accruing under the 1999 Employee Stock Purchase Plan.

(2)	Includes 282,978 shares that remain available for purchase under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under this plan will increase by a number of shares equal to 1% of the outstanding shares on December 31 of the preceding year.

Summary Description of Non-Stockholder Approved Plans

     2000 Stock Incentive Plan. In May 2000, the Board of Directors adopted the 2000 Stock Incentive Plan. The Board of Directors reserved 1.0 million shares (as adjusted for stock splits, combinations and other similar events) of common stock for issuance thereunder. In September 2000, the Board of Directors reserved an additional 2.0 million shares (as adjusted for stock splits, combinations and other similar events) of common stock for issuance thereunder. Options and restricted stock may be granted or issued under this plan to employees, officers, directors, consultants, independent contractors and advisors; however, aggregate awards to officers may not exceed 40% of the aggregate number of shares that have been reserved for grant, and the aggregate number of restricted stock awards to officers may not exceed 40% of the aggregate number of shares issued as restricted stock awards made under this plan. Only nonstatutory stock options are available for grant under the 2000 Stock Incentive Plan. Options may be granted for periods of up to ten years at a price per share no less than par value of the shares on the date of grant. Restricted stock awards may be granted at a price per share no less than par value of the shares on the day of grant. Options generally vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. Restricted stock awarded to participants under this plan is generally subject to our lapsing right to repurchase those shares upon termination of the participant’s employment, which right generally lapses over a four-year period. In general, in the event a participant’s employment or services with us terminates prior to the expiration date of the option or our repurchase right completely lapses, the participant’s option may thereafter be exercised (to the extent vested on the date of termination) for up to 12 months (in the case of death or disability) or 90 days, or the participant’s shares may thereafter be repurchased (to the extent our repurchase right has not lapsed on the date of termination) for up to 90 days, as the case may be. If Interwoven is acquired and the acquiring company does not assume, replace or substitute the outstanding awards under this plan, these awards will terminate to the extent unexercised or unvested at the time the acquisition closed.

     2003 Acquisition Plan. In connection with our merger with iManage, Inc. in November 2003, the Board of Directors adopted the 2003 Acquisition Plan and reserved 503,000 shares of common stock for issuance thereunder, as permitted by The NASDAQ Stock Market, Inc. Only nonqualified stock options will be granted under this plan. Nonqualified stock options may be granted only to any employee, officer, director, consultant, independent contractor or advisor who provided services to iManage, Inc. prior to the merger. Options under the 2003 Acquisition Plan may be granted for periods of up to ten years and at prices no less than the fair market value of the shares on the date of grant. Options generally vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. In general, in the event a participant’s employment or services with us terminates prior to the expiration date of the option, the participant’s option may thereafter be exercised (to the extent vested on the date of termination) for up to 6 months (in the case of death or disability) or 90 days. If Interwoven is acquired and the acquiring company does not assume, replace or substitute the outstanding awards under this plan, these awards will terminate to the extent unexercised or unvested at the time the acquisition closed.

*****

     The following pages contain a report issued by our Compensation Committee relating to executive compensation for 2004, a chart titled “Stock Price Performance Graph,” and a report issued by the Audit Committee relating to its review of our consolidated financial statements, procedures and practices. Stockholders should be aware that under Securities and Exchange Commission rules, the Report of the Compensation Committee of the Board of Directors, the Stock Price Performance Graph and the Report of the Audit Committee of the Board of Directors are not considered “filed” under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by Interwoven, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is responsible for administering our executive compensation programs, including an annual review and approval of the salaries and other compensation of our executive officers. During 2004, Ronald E.F. Codd, Frank J. Fanzilli, Jr. and Anthony Zingale served as members of the committee for the entire year and Thomas L. Thomas served as a member of the committee during December 2004. Each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Compensation Philosophy and Practices

     Our general philosophy with respect to the compensation of executive officers, including our Chief Executive Officer, is to provide a competitive total compensation package and to link compensation to company performance, individual achievement and increases in stockholder value as measured in the equity markets. We believe that total cash compensation should vary with Interwoven’s results in achieving its financial and non-financial objectives, and have structured our cash-based variable compensation program for executive officers so that bonus awards depend primarily on the achievement of company-wide revenue and pro forma operating income objectives established at the beginning of the year. In the first quarter of each year, we review executive officer cash compensation, both base salary levels and target bonuses, make determinations with respect to actual bonus payments for the recently-completed year and consider stock option awards to our executive officers. In setting the compensation for executive officers other than our Chief Executive Officer, we review and give considerable weight to the recommendations of our Chief Executive Officer.

Elements of Executive Compensation

     Base Salary: We determine the base salaries of our executive officers on an individual basis by evaluating each officer’s scope of responsibility, individual performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. We target a base salary for each executive officer that we believe is in the mid-range of the companies that we considered to be comparable, subject to variation depending on the officer’s prior experience and individual performance. During 2004, we considered and approved adjustments to the base salaries for two of our executive officers.

     Annual Incentives: It has been Interwoven’s practice to include performance-based cash bonuses as part of each executive officer’s annual compensation plan. In March 2004, we approved the 2004 Executive Officer Incentive Bonus Plan. This plan provided incentives to designated officers to assist Interwoven in achieving revenue and pro forma operating income targets established for the year ending December 31, 2004 and for each quarter of 2004. Except for Mr. Carnecchia whose incentive pay for 2004 consisted exclusively of commissions for software license bookings and professional services revenue, and Mr. Martello whose incentive cash compensation for 2004 consisted primarily of commissions on professional services revenue, all incentive cash compensation paid to executive officers for 2004 was paid under the plan. Annual target bonus amounts ranging from $100,000 to $300,000 were established for each of the participating executive officers. Participants were eligible to receive up to four quarterly bonuses and one annual bonus, with each target bonus amount equal to 20% of the participant’s annual target bonus amount. Actual bonus payments under the plan were determined by multiplying the target bonus amount by a percentage that depended on the extent to which the revenue and pro forma operating income targets were met or exceeded, with 100% of a target bonus payable if both targets were met but not exceeded. Each target was given a 50% weighting in determining the actual bonus payment. The plan also provided for Compensation Committee discretion to adjust bonus amounts after review of a participant’s performance. For 2004, participating executive officers received bonus payments ranging between 92% and 107% of their respective target bonus amounts. Each participating executive officer received approximately 82% of his individual target bonus based on achievement of the plan’s revenue and pro forma operating income targets; in addition, we awarded discretionary bonuses, ranging between 10% and 25% of each executive officer’s target bonus amount, after reviewing their performance during the year and the recommendations of the Chief Executive Officer.

     Stock Options. We believe that equity-based compensation in the form of stock options provides incentives to build stockholder value and aligns the interests of our officers with those of our stockholders. Stock options grants are typically awarded to executive officers upon hiring or promotion, in connection with a significant change in responsibilities or occasionally to achieve equity within a peer group. Each year, we review the stock options held by our executive officers and consider whether to make an additional award. In making this determination we take into account the responsibilities, past performance and anticipated future contribution of the executive, the competitiveness of the executive’s overall compensation package, as well as the executive’s existing equity holdings, accumulated realized and unrealized stock option gains, the potential reward to the executive if the value of our common stock appreciates and the recommendations of our Chief Executive Officer. During 2004, executive officers were granted options to purchase 595,000 shares of our common stock, including an award of 200,000 shares to David Nelson-Gal upon his joining Interwoven as our Senior Vice President of Engineering.

Chief Executive Officer Compensation

     In 2003, in connection with his appointment as our President and Chief Executive Officer, we established the base salary, target bonus amount, and equity compensation package for Martin W. Brauns. Mr. Braun’s annual base salary was set at $350,000 and his target bonus amount was set at $300,000. In making these decisions, we had targeted a compensation package that would be above the mid-range for the software companies that we considered to be comparable and believe that, at that time, the overall compensation package for Mr. Brauns was at approximately the seventy-fifth percentile. During 2004, we did not adjust Mr. Brauns’ base salary or target bonus compensation, nor did we award him a stock option because of the awards he received in 2003. Mr. Brauns was a participant in the 2004 Executive Officer Incentive Bonus Plan and was paid total bonuses for 2004 of $289,800, amounting to 97% of his target bonus amount. Of the bonus, $244,800 was awarded based on our achievement of the revenue and pro forma operating income targets established in the plan; we awarded the remaining $45,000 of the bonus in recognition of the Company’s achievement of important non-financial objectives, including the integration of Interwoven with iManage following our November 2003 merger.

Federal Tax Considerations

     Section 162(m) of the Internal Revenue Code limits Interwoven to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has considered the requirements of Section 162(m) and believes that grants made to the Chief Executive Officers and other applicable officers satisfy the requirements for “performance-based compensation” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee’s present intention is to comply with Section 162(m) unless the Compensation Committee believes that these requirements are not in the best interest of Interwoven or its stockholders.

Compensation Committee:

Frank J. Fanzilli, Jr., Chairman
Ronald E. F. Codd (through March 2005)
Thomas L. Thomas
Anthony Zingale (through March 2005)

Compensation Committee Interlocks and Insider Participation

     In 2004, the members of the Compensation Committee were Messrs. Codd, Fanzilli, and Zingale for the entire year and Mr. Thomas since December 2004. Mr. Fanzilli serves as chairman of the Compensation Committee. No interlocking relationships exist between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on our common stock from December 31, 1999 to December 31, 2004 with the cumulative total return on the NASDAQ Stock Market (U.S.) Index, and the RDG Internet Index over the same period. The graph assumes the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends.

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTERWOVEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG INTERNET COMPOSITE INDEX

* $100 invested on 12/31/99 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Interwoven, Inc.	100.00	108.40	32.03	8.55	10.62	8.95
NASDAQ Stock Market (U.S.)	100.00	60.09	45.44	26.36	38.55	40.87
RDG Internet Composite	100.00	57.26	40.00	27.91	38.25	41.67

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of three independent directors and operates pursuant to a written charter adopted by the Board of Directors. The members of the Audit Committee are Ronald E. F. Codd, Bob L. Corey and Frank J. Fanzilli, Jr. The Board of Directors has determined that Messrs. Codd and Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meet the financial sophistication requirement of The NASDAQ Stock Market, Inc. The Audit Committee selected KPMG LLP as our independent registered public accounting firm.

     Management is responsible for our internal control over financial reporting and the financial reporting process. KPMG LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee has considered whether services other than audit and audit-related provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

     Based on the Audit Committee’s discussions with management and KPMG LLP and the Audit Committee’s review of the representations of management and the report and disclosures of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Audit Committee:

Bob L. Corey, Chairman
Ronald E. F. Codd
Frank J. Fanzilli, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1, 2004 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” above and the transactions described below.

Indemnification Agreements

     We have entered into indemnity agreements with all officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Interwoven, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms filed by such person.

     Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

     Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a stockholder proposal to be included in our proxy materials for the 2006 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 6, 2006. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2006 Annual Meeting of Stockholders so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than March 4, 2006 and not later than April 3, 2006.

     Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at next year’s Annual Meeting of Stockholders, it is necessary that you notify us not less than 60 nor more than 90 days in advance of the date of that annual meeting and your notice of nomination should contain such information as required under our bylaws and pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. In order to include a proposal for such nomination of a director in our Proxy Statement for next year’s Annual Meeting of Stockholders, the written proposal will be subject to the procedures and deadline described in the preceding paragraph.

     You may also propose director candidates for consideration by our Nominating and Governance Committee if you meet certain qualifications and comply with the following procedures:

•	If you would like to recommend a director candidate for the next proxy meeting, you must submit the recommendations by mail to our Secretary at our principal executive offices, no later than the 120th calendar before the date that we last mailed our Proxy Statement to stockholders in connection with the previous year’s annual meeting.

•	Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by our Secretary and as necessary to satisfy rules and regulations of the Securities Exchange Commission and our bylaws, together with a letter signed by the proposed candidate consenting to serve on the Board of Directors if nominated and elected.

•	The Committee considers nominees based on our need to fill vacancies or to expand the Board of Directors, and also considers our need to fill particular roles on the Board of Directors or committees thereof (e.g. independent director, audit committee financial expert, etc.).

•	The Nominating and Governance Committee evaluates candidates in accordance with its charter and its policies regarding director qualifications, qualities and skills.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

John E. Calonico, Jr.
Secretary

May 2, 2005

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
INTERWOVEN, INC.

Statement of Policy

     This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Interwoven, Inc. (“Interwoven” or the “Company”) and the manner in which those responsibilities shall be performed, including the Committee’s structure, processes and membership requirements.

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility of the Interwoven’s accounting and financial reporting processes and the audits of the Company’s financial statements, including oversight of the Company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the selection, evaluation and compensation of the Company’s independent auditor. The Company shall provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (i) compensation to any registered public accounting firm for preparing or issuing an audit report or performing other audit, review or attest services for the Company, and other services approved by the Committee, (ii) compensation to any outside advisers retained by the Committee pursuant to this charter and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee, at its discretion, has the authority to initiate special investigations into any matters within the scope of this Charter, and to engage independent legal counsel and other outside advisors, as it determines necessary to carry out its duties. The Committee has full authority to seek any information it requires from Interwoven and may meet with Company officers, employees, external counsel and independent auditor as necessary. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

     The Company’s management, under the direction of the Board, is responsible to set the appropriate “tone at the top” to ensure a high level of integrity in all of the Company’s business dealings and financial reporting.

Composition and Organization

     The Committee shall be comprised of three or more directors appointed by the Board, with the exact number being determined by the Board. Each member of the Committee must be an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc., and must meet such other requirements for membership on the Committee as the rules of The NASDAQ Stock Market, Inc. and the rules of the Securities and Exchange Commission may establish from time to time.

     Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background resulting in the individual being financially sophisticated, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee should be an “audit committee financial expert” as determined in accordance with the rules and regulations of the Securities and Exchange Commission. No member of the Committee shall have participated in the preparation of the consolidated financial statements of the Company or any current subsidiary of the Company at any time during the most recent three years.

     The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. The Board may replace any member of the Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

Committee Responsibilities

     Oversight of the Company’s Independent Auditor

     The Committee shall be directly and solely responsible for the selection, appointment, engagement, compensation, retention, oversight and replacement, if deemed appropriate, of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, audit-related or attest services for the Company. The Company’s independent auditor will report directly to the Committee. The Committee shall:

1.	Select and engage the independent auditor for Interwoven, based on independence, qualifications and performance and determine the compensation paid for those services.

2.	Approve, in advance, all audit, audit-related and attest services performed for the Company.

3.	Approve, in advance of their performance, any non-audit services to be provided by the Company’s independent auditor that are permitted by applicable law, provided that the Committee may establish pre-approval policies and procedures for the engagement of independent auditor to render permitted non-audit services.

4.	Evaluate, no less often than annually, the qualifications, performance and independence of the independent auditor, including that of the lead partner. This evaluation shall include obtaining a written report from the independent auditor describing: i) its own quality control procedures; ii) any material issues raised by its most recent internal quality-control review, PCAOB or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the past few years, concerning an independent audit or audits carried out by the independent auditor, and iii) any steps taken to address those issues raised by any of the above reports, inquiries or investigations.

5.	Oversee the rotation of the lead audit, concurring and other partners of the Company’s independent auditor as may be required by the rules and regulations of the Securities and Exchange Commission in order to maintain auditor independence.

6.	Obtain and review, no less often than annually, a written statement from the Company’s independent auditor describing all relationships between the independent auditor and the Company required to be disclosed by Independence Standards Board Standard No. 1, and discuss with the independent auditors any disclosed relationships or services that may impact the auditor’s objectivity and independence.

7.	Meet with the independent auditor prior to the audit to discuss planning and staffing of the audit.

8.	Review with the independent auditor the results of the audits and periodic reviews, any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the consolidated financial statements. Resolve any disputes between management and the independent auditor. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

9.	In connection with the Committee’s review of the annual consolidated financial statements, obtain from the independent auditor a written report addressing the critical accounting policies and practices used by the Company, alternative treatments of financial information within accounting principles generally accepted in the United States that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor. Review such report with the independent auditor and understand the nature of other significant accounting and reporting matters, including complex and unusual transactions.

10.	Review the Company’s hiring policies for employees or former employees of the independent auditor and confirm that those policies comply with applicable regulations.

11.	Approve, as necessary, the termination of the engagement of the independent auditor and select a replacement independent auditor.

     Review of Financial Reporting Policies and Processes

1.	In connection with the Committee’s review of the Company’s annual consolidated financial statements:

•	Review and discuss with management and the independent auditor (and any internal audit function of the Company) the Company’s annual audited consolidated financial statements, the results of the independent auditor’s audit, any certification, report, opinion or review rendered by the independent auditor.

•	Discuss any items required to be communicated by the independent auditor in accordance with Statement of Auditing Standards No. 61. These discussions should include (i) the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles and the adequacy and effectiveness of its accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs and (ii) the reasonableness of significant judgments, the clarity of the disclosures in the Company’s consolidated financial statements, the appropriateness of critical accounting policies and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

2.	Approve the audited consolidated financial statements and recommend to the Board whether such statements should be included in the Company’s Annual Report on Form 10-K, based on (i) the Committee’s review of the annual financial statements and its discussions with management, (ii) the Committee’s discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61, and (iii) the Committee’s review and discussion with the independent auditor of the independent auditor’s independence and the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1.

3.	Review, discuss with management and approve registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933.

4.	Review and discuss with management and the independent auditor the Company’s consolidated financial statements and the Company’s disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of each of the Company’s periodic filings with the Securities and Exchange Commission. Resolve disagreements among management and the independent auditor regarding financial reporting.

5.	Discuss with the independent auditor and management the results of the independent auditor’s Statement of Auditing Standards No. 100 review of the Company’s quarterly financial statements.

6.	Review and approve financial press releases with management, as appropriate, prior to their release with comments coordinated by the Committee Chairman.

7.	Meet separately with management and with the independent auditor on a regular basis.

8.	Review and discuss with management its assessment of the Company’s disclosure controls and procedures and consider whether any changes are appropriate in light of management’s assessment.

9.	Review and discuss with management its assessment of the effectiveness of the Company’s internal control over financial reporting, and review with the independent auditor the attestation to and report on the assessment made by management, and consider whether any changes to the internal controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

10.	Investigate and determine whether there are, and review and discuss with management and the independent auditor, any off-balance sheet arrangement, as determined in accordance with the rules and regulations of the Securities and Exchange Commission, or similar structures and evaluate their effect on the Company’s consolidated financial results and operations, as well as the disclosure regarding such arrangements and similar structures in the Company’s public filings.

11.	Review with management and the independent auditor the effect of regulatory and accounting initiatives. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

12.	Review with management and the independent auditor the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

     Risk Management, Related Party Transactions, Legal Compliance and Ethics

1.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.	Review for potential conflicts of interests and other improprieties, and approve, all related party transactions (as described under Item 404 of Securities and Exchange Commission Regulation S-K).

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s consolidated financial statements or accounting policies.

5.	Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

6.	Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

7.	Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

8.	Review and reassess, at least annually, the Charter’s adequacy. Submit the Charter to the Board for review and approval and for inclusion in the proxy statement for the Company’s annual meeting as required by the rules and regulations of the Securities and Exchange Commission.

Meetings

     The Committee shall meet as often as it determines appropriate, but not less than once each quarter. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee shall meet with management and the independent auditor in separate executive sessions at such times as the Committee determines are appropriate. The Committee shall utilize agendas prepared in advance and shall maintain written minutes of its meetings, which minutes will be filed in the Company’s minute book. The Committee will also record its summaries of recommendations to the Board, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. Meetings may be held telephonically. A quorum of the Committee for the transaction of business shall be a majority of its members. In lieu of a meeting, the Committee may also act by unanimous consent.

     This Charter was approved by the Board of Directors of Interwoven, Inc. on March 10, 2005.

DETACH HERE

PROXY

INTERWOVEN, INC.

Annual Meeting of Stockholders – June 2, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin W. Brauns and John E. Calonico, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Interwoven, Inc. held of record by the undersigned on April 15, 2005, at the 2005 Annual Meeting of Stockholders of Interwoven, Inc. to be held on Thursday, June 2, 2005 at 1:00 p.m., at the corporate headquarters of Interwoven, Inc. located at 803 11th Avenue, Sunnyvale, California, and at any adjournments or postponements thereof.

     WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE
SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE
SIDE

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1.	Election of Directors

Nominees: Ronald E. F. Codd and Bob L. Corey

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

( Instruction: to withhold authority to vote for any individual nominee write that nominee’s name on the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as Interwoven’s independent registered public accounting firm for 2005.	☐	☐	☐

3.	To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:	Date:	Signature:	Date: